EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below incorporated by reference in the Registration Statement (Form S-4 No. 333-12109) and the related Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Fort Sutter Surgery Center, Inc.


    HEALTHSOUTH Corporation and Subsidiaries         May 23, 1996
    Surgical Health Corporation                      April 18, 1995
    ReLife, Inc.                                     February 17, 1995
    Rehab Systems Company                            September 8, 1995
    Sutter Surgery Centers, Inc.                     March 31, 1995
    Advantage Health Corporation                     October 4, 1995
    Harmarville Rehabilitation Center, Inc.          August 25, 1995


                                                ERNST & YOUNG LLP


September 23, 1996